Exhibit 99.6

Trinity Industries, Inc.
Earnings Release Conference Call
Comments of William McWhirter,
Senior Vice President and Group President
Construction Products and Inland Barge Groups
February 17, 2011

Thank you Antonio and good morning everyone.

Our Construction Products Group experienced normal winter weather conditions during the fourth quarter. The group produced a profit of $6.7 million for the quarter as compared to $5.5 million a year ago. These results continue to be driven by the performance of our highway products businesses. Demand continues to be slow for our concrete and aggregate businesses. Both the residential and commercial construction markets remain depressed. Unfortunately, weather conditions for the 1st quarter of 2011 have been less construction friendly than normal.

Moving to the Inland Barge Group.... During the fourth quarter we received new barge orders totaling $119 million dollars, bringing our backlog to $508 million as compared to $319 million a year ago. Most of the orders we received were prompted by the need to replace aging equipment. Our barge team continued to do an excellent job in respect to operational execution.

And now I turn the presentation over to James.